Exhibit 99.1

Visa Inc. Reports Strong Fiscal Fourth Quarter and Full-Year 2016 Results

•GAAP quarterly net income of $1.9 billion or $0.79 per share, including special items
•GAAP full-year 2016 net income was $6.0 billion or $2.48 per share, including special items
•Adjusted quarterly net income of $1.9 billion or $0.78 per share, excluding special items
•Adjusted full-year 2016 net income of $6.9 billion or $2.84 per share, excluding special items

San Francisco, CA, October 24, 2016 - Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal fourth quarter and full-year 2016, ended September 30, 2016. GAAP net income in the fiscal fourth quarter, inclusive of special items, was $1.9 billion or $0.79 per share, an increase of 28% and 28%, respectively, over the prior year’s results. GAAP net income for the full-year 2016, inclusive of special items, was $6.0 billion or $2.48 per share, a decrease of 5% and 4%, respectively, over the prior year’s results. The full-year 2016 results include fiscal fourth quarter financial results from Visa Europe. All references to earnings per share assume fully-diluted class A share count, inclusive of series B and C convertible participating preferred stock, unless otherwise noted.
During the fiscal fourth quarter of 2016, the Company recorded the following special items:

•	A charge of $110 million (pretax) for severance costs; and

•
Non-cash and non-recurring $88 million gain due to the remeasurement of a deferred tax liability recorded upon the acquisition of Visa Europe to reflect a newly announced tax rate change in the United Kingdom.

Excluding these special items, adjusted net income in the fiscal fourth quarter was $1.9 billion or $0.78 per share, an increase of 27% and 27%, respectively, over the prior year’s results¹. Adjusted net income for the full-year 2016 was $6.9 billion or $2.84 per share, an increase of 7% and 8%, respectively, over the prior year’s adjusted results. The Company’s full-year 2016 adjusted financial results excluded special items related to the acquisition of Visa Europe incurred during the first three quarters and the above mentioned special items incurred in the fourth quarter.
Net operating revenue in the fiscal fourth quarter 2016 was $4.3 billion, an increase of 19%, driven by the inclusion of Europe and continued growth in payments volume and processed transactions. Net operating revenue in the fiscal full-year 2016 was $15.1 billion, an increase of 9%, driven by the inclusion of Europe and continued growth in payments volume and processed transactions. Exchange rate shifts versus the prior year negatively impacted reported net operating revenue growth by approximately 3 percentage points.

1 The Company did not report adjusted results for the three months ended September 30, 2015.

“We continue to deliver healthy earnings growth in the face of continued, but abating headwinds. We have begun to see the benefits from our acquisition of Visa Europe and strong cost discipline helped our results. At the same time, we are unwavering in our commitment to invest in client partnership opportunities and the further build out of our digital payments capabilities,” said Charlie Scharf, Chief Executive Officer of Visa Inc.

“As we enter fiscal 2017, we are positioned well as revenue headwinds will continue to ease, we will continue to see the benefits from Visa Europe in our results, and our strong client franchise continues to grow,” added Scharf.

Fiscal Fourth Quarter 2016 Financial Highlights:
Payments volume growth, excluding Visa Europe and on a constant dollar basis, for the three months ended June 30, 2016, on which fiscal fourth quarter service revenue is recognized, was 10% over the prior year at $1.3 trillion.
Payments volume growth, including Visa Europe and on a constant dollar basis, for the three months ended September 30, 2016, was 47% over the prior year at $1.9 trillion.
Cross-border volume growth, including Visa Europe and on a constant dollar basis, was 149% for the three months ended September 30, 2016.
Total processed transactions, which represent transactions processed by Visa (including Visa Europe), for the three months ended September 30, 2016, were 25.9 billion, a 41% increase over the prior year.
Fiscal fourth quarter 2016 service revenues were $1.8 billion, an increase of 8% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 25% over the prior year to $1.8 billion. International transaction revenues grew 36% over the prior year to $1.5 billion. Other revenues were $218 million, an increase of 1% over the prior year. Client incentives, which are a contra revenue item, were $993 million and represent 18.9% of gross revenues.
GAAP operating expenses were $1.6 billion for the fiscal fourth quarter 2016, a 27% increase over the prior year's results, primarily driven by the inclusion of Europe and increases in personnel expenses due to a charge of $110 million for severance costs. Adjusted operating expenses, which exclude the special item, were $1.5 billion, an 18% increase over the prior year.
GAAP effective income tax rate was 23.1% for the quarter ended September 30, 2016 and included a $38 million benefit related to the charge for severance costs of $110 million and a non-cash and non-recurring $88 million gain upon the remeasurement of a deferred tax liability recorded upon the acquisition of Visa Europe to reflect a newly announced tax rate change in the United Kingdom. Excluding the tax impact from the special items, the adjusted effective income tax rate was 26.9% for the fiscal fourth quarter.
Cash, cash equivalents, and available-for-sale investment securities were $12.8 billion at September 30, 2016.
The weighted-average number of diluted shares of class A common stock outstanding was 2.44 billion for the quarter ended September 30, 2016.

Summary Table of Adjustments to Earnings (1):

	Three Months Ended September 30,2016
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin(2)	Income Before Income Taxes	Income Taxes	Effective Income Tax Rate(2)	Net Income	Diluted Earnings per Share(2)
As reported	$1,636	62%	$2,510	$579	23.1%	$1,931	$0.79
Severance costs	(110)	3%	110	38		72	0.03
Remeasurement of deferred tax liability	—	—%	—	88		(88)	(0.04)
As adjusted	$1,526	64%	$2,620	$705	26.9%	$1,915	$0.78
Diluted weighted-average shares outstanding, as reported							2,440

(1)	The Company did not report adjusted results for the three months ended September 30, 2015.

(2)	Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate and diluted earnings per share figures are calculated based on unrounded numbers.

Fiscal Full-Year 2016 Financial Highlights:
For the fiscal full-year 2016, service revenues were $6.7 billion, an increase of 7% over the prior year. Data processing revenues rose 13% over the prior year to $6.3 billion. International transaction revenues grew 14% over the prior year to $4.6 billion. Other revenues were $823 million, flat over the prior year. Client incentives were $3.4 billion and represent 18.4% of gross revenues.
GAAP operating expenses were $7.2 billion for the twelve months ended September 30, 2016, a 49% increase over the prior year's results, primarily related to increases in personnel, network and processing expenses, and special items incurred in all four fiscal quarters primarily related to the acquisition of Visa Europe.
Adjusted operating expenses, which exclude special items incurred in all four fiscal quarters, were $5.1 billion, an increase of 5% over the prior year’s results.
GAAP effective income tax rate was 25.2% for the twelve months ended September 30, 2016. Adjusted effective income tax rate, excluding the special items related to the acquisition of Visa Europe, severance costs and deferred tax liability remeasurement described above, was 29.1%.
The weighted-average number of diluted shares of class A common stock outstanding was 2.41 billion for the full-year.

Summary Table of Adjustments to Earnings (1):

	Twelve Months Ended September 30,2016
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin(2)	Non-operating Income (Expense)	Income Before Income Taxes	Income Taxes	Effective Income Tax Rate(2)	Net Income	Diluted Earnings per Share(2)
As reported	$7,199	52%	$129	$8,012	$2,021	25.2%	$5,991	$2.48
Severance costs	(110)	1%	—	110	38		72	0.03
Remeasurement of deferred tax liability	—	—%	—	—	88		(88)	(0.04)
Acquisition-related costs	(152)	1%	—	152	56		96	0.04
Visa Europe Framework Agreement loss	(1,877)	12%	—	1,877	693		1,184	0.49
Net gains on currency forward contracts	—	—%	(74)	(74)	(27)		(47)	(0.02)
Foreign exchange gain on euro deposits	—	—%	(145)	(145)	(54)		(91)	(0.04)
Revaluation of Visa Europe put option	—	—%	(255)	(255)	—		(255)	(0.11)
As adjusted	$5,060	66%	$(345)	$9,677	$2,815	29.1%	$6,862	$2.84
Diluted weighted-average shares outstanding, as reported								2,414

(1)	Refer to the accompanying financial tables for a reconciliation of adjusted results for the twelve months ended September 30, 2015.

(2)	Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate and diluted earnings per share figures are calculated based on unrounded numbers.

Notable Events:
During the three months ended September 30, 2016, the Company repurchased 20.5 million shares of class A common stock, at an average price of $80.76 per share, using $1.7 billion of cash on hand. During the twelve months ended September 30, 2016, the Company repurchased a total of 92.1 million shares of class A common stock, at an average price of $77.13 per share, using $7.1 billion of cash on hand. At September 30, 2016, the Company had $5.7 billion of remaining funds, authorized by the board of directors, available for share repurchase under the current programs.
On October 17, 2016, the board of directors declared a quarterly cash dividend of $0.165 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as-converted basis) payable on December 6, 2016, to all holders of record of the Company’s common and preferred stock as of November 18, 2016.
In addition, on October 17, 2016, the Company announced that Charlie Scharf has resigned as chief executive officer effective December 1, 2016, and the board of directors appointed current board member Alfred F. Kelly, Jr. to become CEO effective December 1, 2016.

Financial Outlook for Fiscal Full-Year 2017:
Visa Inc. provides its financial outlook for the following GAAP metrics for fiscal full-year 2017:

•	Annual net revenue growth: 16% to 18% range on a nominal dollar basis, including 1.0 to 1.5 ppts of negative foreign currency impact;

•	Client incentives as a percent of gross revenues: 20.5% to 21.5% range;

•	Annual operating margin: Mid 60s;

•	Effective tax rate: Low 30s; and

•
Annual diluted class A common stock earnings per share growth: Low 30s on a GAAP nominal dollar basis and mid-teens on an adjusted, non-GAAP nominal dollar basis (see note below), both including 1.5 to 2.0 ppts of negative foreign currency impact.

Note: The financial outlook for fiscal full-year 2017 includes Visa Europe integration expenses of approximately $80 million for the full-year. Annual adjusted diluted class A common stock earnings per share growth is derived from adjusted full-year 2016 earnings per share results of $2.84.

Fiscal Fourth Quarter 2016 Earnings Results Conference Call Details:
Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

Non-GAAP Financial Information:
The Company has presented certain financial data that are considered non-GAAP financial measures that are reconciled to their most directly comparable GAAP financial measures in the accompanying tables. Management believes that the presentation of adjusted net income and adjusted earnings per share facilitate a clearer understanding of Visa’s operating performance and provides a meaningful comparison of its results between periods. Refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented.
Visa’s management uses non-GAAP financial measures to evaluate its ongoing operations in relation to historical results and for internal planning and forecasting purposes. The presentation of non-GAAP measures should not be considered in isolation or as a substitute for Visa’s related financial results prepared in accordance with GAAP.

About Visa Inc.
Visa Inc. (NYSE: V) is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks - VisaNet - that is capable of handling more than 65,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, pay ahead with prepaid or pay later with credit products. For more information, visit usa.visa.com/about-visa, visacorporate.tumblr.com and @VisaNews.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and financial outlook for fiscal full-year 2017. Forward-looking statements generally are identified by words such as "believes," "estimates," "expects," "intends," "may," "projects," “outlook”, "could," "should," "will," "continue" and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.

Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:

•	increased oversight and regulation of the global payments industry and our business;

•	impact of government-imposed restrictions on payment systems;

•	outcome of tax and litigation matters;

•	increasingly intense competition in the payments industry, including competition for our clients and merchants;

•	proliferation and continuous evolution of new technologies and business models;

•	our ability to maintain relationships with our clients, merchants and other third parties;

•	brand or reputational damage;

•	management changes;

•	impact of global economic, political, market and social events or conditions;

•	exposure to loss or illiquidity due to settlement guarantees;

•	uncertainty surrounding the impact of the United Kingdom’s withdrawal from the European Union;

•	cyber security attacks, breaches or failure of our networks;

•	failure to maintain interoperability with Visa Europe’s systems;

•	our ability to successfully integrate and manage our acquisitions and other strategic investments; and

•
other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2015, and our subsequent reports on Forms 10-Q and 8-K.

Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

Contacts:
Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com
Media Relations: Connie Kim, 212-521-3962, globalmedia@visa.com

VISA INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	September 30, 2016	September 30, 2015
	(in millions, except par value data)
Assets
Cash and cash equivalents	$5,619	$3,518
Restricted cash—litigation escrow	1,027	1,072
Investment securities:
Trading	71	66
Available-for-sale	3,248	2,431
Settlement receivable	1,467	408
Accounts receivable	1,041	847
Customer collateral	1,001	1,023
Current portion of client incentives	284	303
Prepaid expenses and other current assets	555	353
Total current assets	14,313	10,021
Investment securities, available-for-sale	3,931	3,384
Client incentives	448	110
Property, equipment and technology, net	2,150	1,888
Other assets	893	778
Intangible assets, net	27,234	11,361
Goodwill	15,066	11,825
Total assets	$64,035	$39,367
Liabilities
Accounts payable	$203	$127
Settlement payable	2,084	780
Customer collateral	1,001	1,023
Accrued compensation and benefits	673	503
Client incentives	1,976	1,049
Accrued liabilities	1,128	849
Accrued litigation	981	1,024
Total current liabilities	8,046	5,355
Long-term debt	15,882	—
Deferred tax liabilities	4,808	3,273
Deferred purchase consideration	1,225	—
Other liabilities	1,162	897
Total liabilities	31,123	9,525
Equity
Preferred stock, $0.0001 par value, 25 shares authorized and 5 issued and outstanding as follows:
Series A convertible participating preferred stock, none issued	—	—
Series B convertible participating preferred stock, 2 shares issued and outstanding at September 30, 2016	2,516	—
Series C convertible participating preferred stock, 3 shares issued and outstanding at September 30, 2016	3,201	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,871 and 1,950 shares issued and outstanding at September 30, 2016 and 2015, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at September 30, 2016 and 2015	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 17 and 20 shares issued and outstanding at September 30, 2016 and 2015, respectively	—	—
Treasury stock	(170)	—
Right to recover for covered losses	(34)	—
Additional paid-in capital	17,395	18,073
Accumulated income	10,462	11,843
Accumulated other comprehensive loss, net:
Investment securities, available-for-sale	36	5
Defined benefit pension and other postretirement plans	(225)	(161)
Derivative instruments classified as cash flow hedges	(50)	83
Foreign currency translation adjustments	(219)	(1)
Total accumulated other comprehensive loss, net	(458)	(74)
Total equity	32,912	29,842
Total liabilities and equity	$64,035	$39,367

VISA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended September 30,		Twelve Months Ended September 30,
	2016 (1)	2015	2016 (1)	2015
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,768	$1,637	$6,747	$6,302
Data processing revenues	1,779	1,429	6,272	5,552
International transaction revenues	1,489	1,091	4,649	4,064
Other revenues	218	216	823	823
Client incentives	(993)	(802)	(3,409)	(2,861)
Total operating revenues	4,261	3,571	15,082	13,880

Operating Expenses
Personnel	690	521	2,226	2,079
Marketing	300	253	869	872
Network and processing	161	134	538	474
Professional fees	113	107	389	336
Depreciation and amortization	141	119	502	494
General and administrative	230	143	796	547
Litigation provision	1	11	2	14
Visa Europe Framework Agreement loss	—	—	1,877	—
Total operating expenses	1,636	1,288	7,199	4,816
Operating income	2,625	2,283	7,883	9,064

Non-operating (Expense) Income
Interest expense	(135)	—	(427)	(3)
Other	20	—	556	(66)
Non-operating (expense) income	(115)	—	129	(69)
Income before income taxes	2,510	2,283	8,012	8,995
Income tax provision	579	771	2,021	2,667
Net income	$1,931	$1,512	$5,991	$6,328

Basic earnings per share
Class A common stock	$0.79	$0.62	$2.49	$2.58
Class B common stock	$1.31	$1.02	$4.10	$4.26
Class C common stock	$3.17	$2.48	$9.94	$10.33

Basic weighted-average shares outstanding
Class A common stock	1,878	1,948	1,906	1,954
Class B common stock	245	245	245	245
Class C common stock	17	19	19	22

Diluted earnings per share
Class A common stock	$0.79	$0.62	$2.48	$2.58
Class B common stock	$1.30	$1.02	$4.09	$4.25
Class C common stock	$3.16	$2.48	$9.93	$10.30

Diluted weighted-average shares outstanding
Class A common stock	2,440	2,440	2,414	2,457
Class B common stock	245	245	245	245
Class C common stock	17	19	19	22

(1)
We did not include Visa Europe's financial results in our unaudited consolidated statements of operations from the acquisition date, June 21, 2016, through June 30, 2016 as the impact was immaterial. Our unaudited consolidated statement of operations for the year ended September 30, 2016 includes Visa Europe's financial results for the three months ended September 30, 2016.

VISA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the Years Ended September 30,
	2016	2015	2014
	(in millions)
Operating Activities
Net income	$5,991	$6,328	$5,438
Adjustments to reconcile net income to net cash provided by operating activities:
Client incentives	3,409	2,861	2,592
Fair value adjustment for the Visa Europe put option	(255)	110	—
Share-based compensation	221	187	172
Excess tax benefit for share-based compensation	(63)	(84)	(90)
Depreciation and amortization of property, equipment, technology and intangible assets	502	494	435
Deferred income taxes	(764)	195	(580)
Right to recover for covered losses recorded in equity	(9)	—	—
Litigation provision	4	14	453
Other	64	24	37
Change in operating assets and liabilities:
Settlement receivable	391	378	13
Accounts receivable	(65)	(19)	(53)
Client incentives	(3,508)	(2,970)	(2,395)
Other assets	(315)	(41)	(379)
Accounts payable	43	(13)	(56)
Settlement payable	(302)	(552)	107
Accrued and other liabilities	277	118	513
Accrued litigation	(47)	(446)	998
Net cash provided by operating activities	5,574	6,584	7,205

Investing Activities
Purchases of property, equipment, technology and intangible assets	(523)	(414)	(553)
Proceeds from sales of property, equipment and technology	—	10	—
Investment securities, available-for-sale:
Purchases	(28,004)	(2,850)	(2,572)
Proceeds from maturities and sales	26,697	1,925	2,342
Acquisitions, net of $2.8 billion cash received from Visa Europe	(9,082)	(93)	(149)
Purchases of / contributions to other investments	(10)	(25)	(9)
Proceeds / distributions from other investments	6	12	—
Net cash used in investing activities	(10,916)	(1,435)	(941)

Financing Activities
Repurchase of class A common stock	(6,987)	(2,910)	(4,118)
Treasury stock—class C common stock	(170)	—	—
Dividends paid	(1,350)	(1,177)	(1,006)
Proceeds from issuance of senior notes	15,971	—	—
Debt issuance costs	(98)	—	—
Deposit into litigation escrow account—U.S. retrospective responsibility plan	—	—	(450)
Payments from (return to) litigation escrow account—U.S. retrospective responsibility plan	45	426	(999)
Cash proceeds from issuance of common stock under employee equity plans	95	82	91
Restricted stock and performance-based shares settled in cash for taxes	(92)	(108)	(86)
Excess tax benefit for share-based compensation	63	84	90
Net cash provided by (used in) financing activities	7,477	(3,603)	(6,478)
Effect of exchange rate changes on cash and cash equivalents	(34)	1	(1)
Increase (decrease) in cash and cash equivalents	2,101	1,547	(215)
Cash and cash equivalents at beginning of year	3,518	1,971	2,186
Cash and cash equivalents at end of year	$5,619	$3,518	$1,971

Supplemental Disclosure
Series B and C convertible participating preferred stock issued in Visa Europe acquisition	$5,717	$—	$—
Deferred purchase consideration recorded for Visa Europe acquisition	$1,236	$—	$—
Income taxes paid, net of refunds	$2,842	$2,486	$2,656
Interest payments on debt	$244	$—	$—
Accruals related to purchases of property, equipment, technology and intangible assets	$42	$81	$62
Right to recover for covered losses related to Visa Europe acquisition	$34	$—	$—

VISA INC.
FISCAL 2016 AND 2015 QUARTERLY RESULTS OF OPERATIONS
(UNAUDITED)

	Fiscal 2016 Quarter Ended				Fiscal 2015 Quarter Ended
	September 30, 2016 (1)	June 30, 2016 (1)	March 31, 2016	December 31, 2015	September 30, 2015
	(in millions)
Operating Revenues
Service revenues	$1,768	$1,635	$1,699	$1,645	$1,637
Data processing revenues	1,779	1,541	1,473	1,479	1,429
International transaction revenues	1,489	1,084	1,045	1,031	1,091
Other revenues	218	209	198	198	216
Client incentives	(993)	(839)	(789)	(788)	(802)
Total operating revenues	4,261	3,630	3,626	3,565	3,571

Operating Expenses
Personnel	690	509	528	499	521
Marketing	300	189	186	194	253
Network and processing	161	123	126	128	134
Professional fees	113	138	66	72	107
Depreciation and amortization	141	120	121	120	119
General and administrative	230	246	164	156	143
Litigation provision	1	—	1	—	11
Visa Europe Framework Agreement loss	—	1,877	—	—	—
Total operating expenses	1,636	3,202	1,192	1,169	1,288
Operating income	2,625	428	2,434	2,396	2,283

Non-operating (Expense) Income
Interest expense	(135)	(131)	(132)	(29)	—
Other	20	125	139	272	—
Non-operating (expense) income	(115)	(6)	7	243	—
Income before income taxes	2,510	422	2,441	2,639	2,283
Income tax provision	579	10	734	698	771
Net income	$1,931	$412	$1,707	$1,941	$1,512

(1)
We did not include Visa Europe's financial results in our unaudited consolidated statements of operations from the acquisition date, June 21, 2016, through June 30, 2016 as the impact was immaterial. Our unaudited consolidated statements of operations for the three months ended September 30, 2016 includes Visa Europe's financial results.

VISA INC.
RECONCILIATION OF NON-GAAP FINANCIAL RESULTS
(UNAUDITED)
Our financial results during the three and twelve months ended September 30, 2016 reflect the impact of certain significant items that we do not believe are indicative of our ongoing operating performance, as they are either non-recurring or have no cash impact. As such, we believe the presentation of adjusted financial results excluding the following items provides a clearer understanding of our operating performance for the periods presented.

•
Severance cost. In the fiscal fourth quarter, we recorded a $110 million charge for severance costs related to personnel reductions including planned reductions at Visa Europe. Although we routinely record severance expenses, these charges are larger than any past quarterly accrual due to the acquisition and integration of Visa Europe. Net of related tax benefit of $38 million, determined by applying applicable tax rates, the adjustment to net income was an increase of $72 million.

•
Remeasurement of deferred tax liability. In September 2016, we recorded a non-cash, non-recurring $88 million gain upon the remeasurement of a deferred tax liability, recorded upon the acquisition of Visa Europe, to reflect a tax rate change in the United Kingdom.

•
Acquisition-related costs. During the twelve months ended September 30, 2016, we incurred $152 million of non-recurring acquisition costs in operating expense as a result of the Visa Europe transaction. This amount is comprised of $60 million of transaction expenses recorded in professional fees, and $92 million of U.K. stamp duty recorded in general and administrative expenses. Net of related tax benefit of $56 million, determined by applying applicable federal and state tax rates, the adjustment to net income was an increase of $96 million.

•
Visa Europe Framework Agreement loss. Upon consummation of the transaction, on June 21, 2016, we recorded a non-recurring loss of $1.9 billion, before tax, in operating expense resulting from the effective settlement of the Framework Agreement between Visa and Visa Europe. Net of related tax benefit of $693 million, determined by applying applicable federal and state tax rates, the adjustment to net income was an increase of $1.2 billion.

•
Net gains on currency forward contracts. During the twelve months ended September 30, 2016, we entered into currency forward contracts to mitigate a portion of the foreign currency exchange rate risk associated with the upfront cash consideration paid in the Visa Europe acquisition. As a result, we recorded non-recurring, net gains of $74 million, before tax, in other non-operating income. Net of related tax expense of $27 million, determined by applying applicable federal and state tax rates, the adjustment to net income was a decrease of $47 million.

•
Foreign exchange gain on euro deposits. During the twelve months ended September 30, 2016, we recorded a non-recurring foreign exchange gain of $145 million, before tax, in other non-operating income as a result of holding euro-denominated bank balances for a short period in advance of the closing date of the Visa Europe transaction. Net of related tax expense of $54 million, determined by applying applicable federal and state tax rates, the impact to net income was a decrease of $91 million.

•
Revaluation of Visa Europe put option. During the first quarter of fiscal 2016 and the third quarter of fiscal 2015, we recorded a decrease of $255 million and an increase of $110 million, respectively, in the fair value of the Visa Europe put option, resulting in the recognition of non-cash income and expense in other non-operating income. These amounts are not subject to income tax and therefore have no impact on the reported income tax provision.

Adjusted operating expenses, operating margin, non-operating income (expense), income before income taxes, income taxes, effective income tax rate, net income and diluted earnings per share are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures calculated in accordance with U.S. GAAP, to the respective non-GAAP adjusted financial measures for the three and twelve months ended September 30, 2016 and the twelve months ended September 30, 2015. There were no comparable adjustments recorded during the three months ended September 30, 2015.

	Three Months Ended September 30, 2016 (1)
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (2),(3)	Non-operating (Expense) Income	Income Before Income Taxes	Income Taxes	Effective Income Tax Rate (2)	Net Income	Diluted Earnings Per Share(2)
As reported	$1,636	62%	$(115)	$2,510	$579	23.1%	$1,931	$0.79
Severance cost	(110)	3%	—	110	38		72	0.03
Remeasurement of deferred tax liability	—	—%	—	—	88		(88)	(0.04)
As adjusted	$1,526	64%	$(115)	$2,620	$705	26.9%	$1,915	$0.78
Diluted weighted-average shares outstanding, as reported								2,440

	Twelve Months Ended September 30, 2016 (1)
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (2),(3)	Non-operating Income (Expense)	Income Before Income Taxes	Income Taxes	Effective Income Tax Rate (2)	Net Income	Diluted Earnings Per Share(2)
As reported	$7,199	52%	$129	$8,012	$2,021	25.2%	$5,991	$2.48
Severance cost	(110)	1%	—	110	38		72	0.03
Remeasurement of deferred tax liability	—	—%	—	—	88		(88)	(0.04)
Acquisition-related costs	(152)	1%	—	152	56		96	0.04
Visa Europe Framework Agreement loss	(1,877)	12%	—	1,877	693		1,184	0.49
Net gains on currency forward contracts	—	—%	(74)	(74)	(27)		(47)	(0.02)
Foreign exchange gain on euro deposits	—	—%	(145)	(145)	(54)		(91)	(0.04)
Revaluation of Visa Europe put option	—	—%	(255)	(255)	—		(255)	(0.11)
As adjusted	$5,060	66%	$(345)	$9,677	$2,815	29.1%	$6,862	$2.84
Diluted weighted-average shares outstanding, as reported								2,414

	Twelve Months Ended September 30, 2015
(in millions, except per share data)	Non-operating (Expense) Income	Income Before Income Taxes	Net Income	Diluted Earnings Per Share(2)
As reported	$(69)	$8,995	$6,328	$2.58
Revaluation of Visa Europe put option	110	110	110	0.04
As adjusted	$41	$9,105	$6,438	$2.62
Diluted weighted-average shares outstanding, as reported				2,457

(1)
We did not include Visa Europe's financial results in our unaudited consolidated statements of operations from the acquisition date, June 21, 2016, through June 30, 2016 as the impact was immaterial. Our unaudited consolidated statement of operations for the year ended September 30, 2016 includes Visa Europe's financial results for the three months ended September 30, 2016.

(2)	Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate and diluted earnings per share figures are calculated based on unrounded numbers.

(3)	Operating margin is calculated as operating income divided by total operating revenues.

Operational Performance Data
The tables below provide information regarding the available operational results for the 3 months ended September 30, 2016, as well as the prior four quarterly reporting periods and the 12 months ended September 30, 2016 and 2015, for cards carrying the Visa, Visa Electron, V PAY and Interlink brands. Sections 1-3 below reflect the acquisition of Visa Europe, with Europe included in Visa Inc. results effective the three months ended September 30, 2016.
1. Branded Volume and Transactions
The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron, V PAY and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended September 30, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$535	4.9%	3.7%	$406	9.4%	7.8%	5,220	$128	(7.2)%	(7.4)%	983
Canada	62	5.4%	5.3%	57	5.4%	5.3%	759	5	5.4%	5.3%	11
CEMEA	237	2.4%	7.5%	69	12.7%	17.4%	2,582	169	(1.3)%	4.0%	1,235
LAC	236	3.8%	10.4%	91	7.1%	13.6%	2,992	145	1.9%	8.6%	1,165
US	902	9.8%	9.8%	767	10.7%	10.7%	14,899	135	4.8%	4.8%	954
Europe	643			467			9,569	176			1,407
Visa Inc.	2,614	41.4%	42.9%	1,857	46.9%	47.1%	36,022	757	29.6%	33.5%	5,755
Visa Credit Programs
US	$424	18.2%	18.2%	$409	18.7%	18.7%	5,122	$15	6.1%	6.1%	18
International	725	47.6%	47.4%	656	44.0%	43.6%	9,540	68	94.0%	98.1%	394
Visa Inc.	1,149	35.2%	35.1%	1,065	33.1%	32.9%	14,661	84	68.7%	71.2%	412
Visa Debit Programs
US	$478	3.2%	3.2%	$358	2.7%	2.7%	9,777	$120	4.7%	4.7%	936
International	988	84.2%	91.2%	433	275.3%	285.9%	11,583	554	31.7%	37.1%	4,407
Visa Inc.	1,465	46.7%	49.6%	792	70.6%	71.7%	21,361	674	25.9%	29.9%	5,343

Operational Performance Data

	For the 3 Months Ended June 30, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$531	4.3%	7.3%	$393	7.9%	10.3%	5,055	$138	(5.0)%	(0.4)%	1,014	766	870
Canada	62	0.7%	6.7%	57	0.5%	6.4%	741	5	3.6%	9.7%	11	47	54
CEMEA	233	(2.0)%	11.4%	64	4.8%	18.3%	2,415	169	(4.3)%	8.9%	1,255	331	318
LAC	223	(5.8)%	10.8%	86	(3.3)%	14.4%	2,871	138	(7.2)%	8.8%	1,127	419	456
US	883	9.1%	9.1%	749	9.7%	9.7%	14,681	134	5.9%	5.9%	972	678	851
Visa Inc.	1,933	4.2%	9.0%	1,349	7.6%	10.4%	25,763	584	(3.0)%	5.8%	4,379	2,240	2,549
Visa Credit Programs
US	$390	10.9%	10.9%	$376	10.8%	10.8%	4,583	$15	11.0%	11.0%	17	272	355
International	513	4.5%	9.8%	476	5.0%	9.9%	6,638	37	(2.0)%	8.7%	159	511	572
Visa Inc.	903	7.2%	10.3%	852	7.5%	10.3%	11,221	51	1.4%	9.4%	176	783	927
Visa Debit Programs
US	$493	7.7%	7.7%	$374	8.5%	8.5%	10,099	$119	5.3%	5.3%	955	406	496
International	537	(3.3)%	8.0%	123	5.4%	17.1%	4,444	413	(5.6)%	5.6%	3,248	1,051	1,126
Visa Inc.	1,030	1.7%	7.9%	497	7.7%	10.5%	14,543	532	(3.4)%	5.5%	4,203	1,457	1,622

Europe	654			479			9,350	175			1,416	472	537

	For the 3 Months Ended March 31, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$511	3.2%	8.9%	$376	9.6%	14.4%	4,745	$135	(11.1)%	(3.8)%	1,017	753	856
Canada	51	(5.1)%	5.0%	46	(5.3)%	4.7%	659	5	(2.4)%	8.0%	11	47	54
CEMEA	205	(3.4)%	8.4%	57	4.9%	17.3%	2,185	148	(6.2)%	5.3%	1,161	330	321
LAC	204	(16.1)%	9.1%	79	(15.2)%	15.0%	2,799	124	(16.8)%	5.6%	1,077	417	451
US	823	10.0%	10.0%	694	10.5%	10.5%	13,622	129	7.3%	7.3%	932	662	827
Visa Inc.	1,793	2.4%	9.3%	1,252	7.3%	12.0%	24,010	541	(7.4)%	3.4%	4,198	2,208	2,510
Visa Credit Programs
US	$349	10.5%	10.5%	$335	10.6%	10.6%	4,067	$14	8.8%	8.8%	16	255	333
International	475	2.5%	11.9%	445	3.8%	13.1%	6,263	30	(14.0)%	(2.9)%	157	506	566
Visa Inc.	824	5.8%	11.3%	780	6.6%	12.0%	10,330	44	(7.7)%	0.6%	173	761	899
Visa Debit Programs
US	$474	9.6%	9.6%	$360	10.5%	10.5%	9,555	$115	7.1%	7.1%	916	407	494
International	495	(8.3)%	5.7%	113	2.0%	17.2%	4,125	382	(10.9)%	2.7%	3,109	1,040	1,116
Visa Inc.	969	(0.3)%	7.6%	473	8.3%	12.0%	13,680	497	(7.3)%	3.7%	4,025	1,447	1,610

Operational Performance Data

	For the 3 Months Ended December 31, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$524	2.5%	10.4%	$387	7.8%	15.6%	4,900	$137	(10.0)%	(2.1)%	1,003	745	840
Canada	59	(10.7)%	5.2%	55	(10.9)%	4.9%	723	4	(8.3)%	8.0%	11	47	54
CEMEA	228	(13.5)%	6.1%	60	(6.8)%	12.6%	2,099	168	(15.7)%	4.0%	1,236	336	326
LAC	237	(17.0)%	10.2%	90	(17.4)%	14.2%	2,918	147	(16.8)%	7.9%	1,174	416	451
US	842	9.1%	9.1%	714	9.7%	9.7%	13,980	128	5.8%	5.8%	936	641	813
Visa Inc.	1,890	(0.4)%	9.1%	1,306	4.9%	11.6%	24,620	584	(10.6)%	3.8%	4,360	2,185	2,483
Visa Credit Programs
US	$372	9.1%	9.1%	$357	9.1%	9.1%	4,390	$14	8.0%	8.0%	17	249	328
International	505	(1.2)%	12.3%	470	0.7%	13.7%	6,506	34	(20.8)%	(4.0)%	164	507	561
Visa Inc.	876	2.9%	10.9%	828	4.2%	11.7%	10,897	48	(14.0)%	(0.8)%	181	756	889
Visa Debit Programs
US	$470	9.1%	9.1%	$357	10.2%	10.2%	9,590	$114	5.6%	5.6%	919	393	484
International	543	(11.8)%	6.3%	121	(4.0)%	15.3%	4,134	422	(13.8)%	3.9%	3,260	1,036	1,110
Visa Inc.	1,014	(3.2)%	7.6%	478	6.3%	11.5%	13,723	536	(10.3)%	4.3%	4,179	1,429	1,594

	For the 3 Months Ended September 30, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$510	0.7%	10.7%	$372	5.5%	15.7%	4,670	$138	(10.3)%	(0.9)%	1,029	738	835
Canada	58	(12.0)%	5.2%	54	(12.1)%	5.1%	698	5	(11.3)%	6.0%	12	43	50
CEMEA	232	(17.1)%	9.3%	61	(9.8)%	16.9%	1,915	171	(19.4)%	6.8%	1,195	333	321
LAC	227	(17.5)%	9.2%	85	(18.1)%	11.5%	2,706	142	(17.2)%	7.9%	1,093	415	450
US	822	8.7%	8.7%	693	9.7%	9.7%	13,655	129	3.9%	3.9%	958	623	796
Visa Inc.	1,849	(1.8)%	9.3%	1,264	3.9%	11.6%	23,644	585	(12.3)%	4.4%	4,286	2,152	2,452
Visa Credit Programs
US	$359	9.8%	9.8%	$345	10.1%	10.1%	4,221	$14	2.8%	2.8%	17	244	323
International	491	(2.8)%	13.2%	456	(0.4)%	14.6%	6,214	35	(25.6)%	(2.9)%	164	499	557
Visa Inc.	850	2.2%	11.7%	800	3.9%	12.7%	10,435	50	(19.1)%	(1.3)%	181	743	880
Visa Debit Programs
US	$463	7.9%	7.9%	$349	9.2%	9.2%	9,435	$114	4.1%	4.1%	941	380	473
International	536	(13.9)%	6.7%	116	(9.0)%	12.3%	3,774	421	(15.1)%	5.2%	3,165	1,030	1,099
Visa Inc.	999	(5.0)%	7.3%	464	4.0%	9.9%	13,209	535	(11.6)%	5.0%	4,105	1,410	1,572

Operational Performance Data

	For the 12 Months Ended September 30, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$2,101	3.7%	7.5%	$1,563	8.7%	11.9%	19,921	$538	(8.4)%	(3.4)%	4,017
Canada	234	(2.6)%	5.6%	215	(2.8)%	5.4%	2,881	19	(0.4)%	7.7%	45
CEMEA	903	(4.4)%	8.3%	249	3.7%	16.4%	9,281	654	(7.2)%	5.5%	4,887
LAC	900	(9.3)%	10.2%	346	(8.0)%	14.2%	11,580	554	(10.2)%	7.7%	4,542
US	3,450	9.5%	9.5%	2,925	10.1%	10.1%	57,183	526	5.9%	5.9%	3,794
Europe	643			467			9,569	176			1,407
Visa Inc.	8,230	11.9%	18.0%	5,764	16.9%	20.8%	110,416	2,466	1.8%	11.9%	18,692
Visa Credit Programs
US	$1,535	12.3%	12.3%	$1,477	12.4%	12.4%	18,162	$59	8.4%	8.4%	68
International	2,217	13.4%	21.0%	2,048	13.5%	20.6%	28,947	169	12.4%	25.7%	874
Visa Inc.	3,752	12.9%	17.3%	3,525	13.0%	17.0%	47,109	228	11.3%	20.7%	942
Visa Debit Programs
US	$1,915	7.3%	7.3%	$1,448	7.9%	7.9%	39,021	$467	5.6%	5.6%	3,726
International	2,563	14.1%	28.6%	791	68.5%	88.7%	24,286	1,772	(0.3)%	12.6%	14,025
Visa Inc.	4,478	11.1%	18.5%	2,239	23.6%	27.1%	63,307	2,239	0.9%	11.0%	17,751

	For the 12 Months Ended September 30, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$2,025	2.9%	9.5%	$1,438	6.0%	13.3%	17,343	$587	(4.2)%	1.0%	3,991	738	835
Canada	240	(5.5)%	6.7%	221	(5.7)%	6.6%	2,650	19	(4.0)%	8.6%	46	43	50
CEMEA	945	(13.6)%	10.9%	240	(5.3)%	19.2%	6,929	705	(16.1)%	8.4%	4,724	333	321
LAC	993	(7.9)%	11.3%	375	(8.0)%	12.2%	10,514	617	(7.8)%	10.8%	4,336	415	450
US	3,152	8.6%	8.6%	2,655	9.5%	9.5%	51,723	496	4.3%	4.3%	3,714	623	796
Visa Inc.	7,354	0.8%	9.4%	4,930	5.4%	11.0%	89,158	2,424	(7.4)%	6.0%	16,810	2,152	2,452
Visa Credit Programs
US	$1,367	11.7%	11.7%	$1,313	11.9%	11.9%	15,874	$54	6.7%	6.7%	65	244	323
International	1,955	(0.1)%	11.9%	1,805	2.3%	13.3%	23,433	150	(22.3)%	(2.8)%	649	499	557
Visa Inc.	3,323	4.4%	11.8%	3,118	6.2%	12.7%	39,307	204	(16.2)%	(0.2)%	714	743	880
Visa Debit Programs
US	$1,784	6.3%	6.3%	$1,342	7.1%	7.1%	35,848	$442	4.0%	4.0%	3,649	380	473
International	2,247	(7.8)%	8.4%	470	(3.8)%	12.1%	14,003	1,777	(8.8)%	7.4%	12,448	1,030	1,099
Visa Inc.	4,031	(2.0)%	7.4%	1,812	4.1%	8.3%	49,851	2,220	(6.5)%	6.6%	16,097	1,410	1,572

Operational Performance Data

2. Cross-Border Volume
The table below represents cross-border volume growth for cards carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
September 30, 2016	146%	149%
June 30, 2016	2%	5%
March 31, 2016	—%	5%
December 31, 2015	(4)%	4%
September 30, 2015	(4)%	5%
12 Months Ended
September 30, 2016	37%	41%
September 30, 2015	—%	7%
3. Visa Processed Transactions
The table below represents transactions involving Visa, Visa Electron, V PAY, Interlink and PLUS cards processed on Visa’s networks.

Period	Processed Transactions (millions)	Growth
3 Months Ended
September 30, 2016	25,921	41%
June 30, 2016	19,778	10%
March 31, 2016	18,475	9%
December 31, 2015	18,986	8%
September 30, 2015	18,365	8%
12 Months Ended
September 30, 2016	83,159	17%
September 30, 2015	70,968	9%

Operational Performance Data

Footnote
Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron, V PAY and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments and cash volume.
Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.
The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable.
On occasion, previously presented information may be updated. Prior period updates, if any, are not material.
Europe is reported and included in Visa Inc. results effective with the 3 months ended September 2016. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.